Exhibit (a)(5)(lv)

SECOND AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
Genentech, Inc.
at an
Increased Purchase Price of $95.00 Net Per Share

Pursuant to the Offer to Purchase dated February 9, 2009
(as amended and supplemented)
by
Roche Investments USA Inc.
a member of the
Roche Group

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.02 per share, of Genentech, Inc. and any other documents required by a Letter of Transmittal cannot be delivered to the Depositary on or prior to 12:00 midnight, New York City time, on Wednesday, March 25, 2009 (or if the Offer is extended to a later date, such later date). Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See “The Offer — Section 3 — Procedure for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

Mellon Investor Services LLC

By Mail:	By Hand or Overnight Mail:
Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Corporate Actions Dept., 27th Floor	Attn: Corporate Actions Dept., 27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310

By Facsimile:
(For Eligible Institutions Only)
(201) 680-4626

Confirm Facsimile Transmission:
(201) 680-4860

DELIVERY OF THIS SECOND AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This second amended and restated Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in “The Offer — Section 3 — Procedure for Tendering Shares” of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Roche Investments USA Inc., a Delaware corporation and an indirect wholly owned subsidiary of Roche Holding Ltd, a joint stock company organized under the laws of Switzerland, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 9, 2009 (as amended and supplemented by the Second Supplement to Offer to Purchase and Amendments Nos. 1, 2, 3 and 4 to the related Tender Offer Statement and Rule 13E-3 Transaction Statement, the “Offer to Purchase”), and in the related second amended and restated Letter of Transmittal (which, as each may be further amended and supplemented from time to time, collectively constitute the “Offer”), receipt of which is hereby acknowledged, ____________ shares of Common Stock, par value $0.02 per share (the “Shares”), of Genentech, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth under “The Offer — Section 3 — Procedure for Tendering Shares” of the Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE

Signature(s)
(Name(s)) (Please Print)
(Title(s))
(If Signing in a Fiduciary or Representative Capacity)

(Addresses)
If delivery will be by book-entry transfer:
Name of Tendering Institution
(Zip Code)
Account Number ______________________________________
(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name and Title)

(Area Code and Telephone Number)

Dated: ________________, 2009

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.